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                                 EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57485, 333-75975, 333-75979, 333-90641, 333-33384, 333-33386)
of our report dated February 15, 1999, with respect to the consolidated financial statements and schedule of Engineering Animation, Inc. included in the Current Report on Form 8-K/A dated December 26, 2000 of Unigraphics Solutions Inc., filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 26, 2000